Exhibit 99.2

Acquisition Summary of United American Bank January 11, 2018

Forward Looking Statement Disclaimer This communication contains certain forward–looking information about Heritage Commerce Corp (“HTBK”), United American Bank (“UABK”), and the combined company after the close of transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of HTBK, UABK and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition of actors previously disclosed in reports filed by HTBK with the Securities and Exchange Commission (“SEC”), risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues, credit quality deterioration or a reduction in real estate values could cause an increase in the provision for credit losses and allowance for credit losses and a reduction in net earnings, increased competitive pressure among depository institutions, the ability to complete the proposed transaction, including by obtaining regulatory approvals and approval by the shareholders of UABK, or the successful integration of UABK and Tri-Valley Bank (“TRVB”), or achieve expected beneficial synergies and/or operating efficiencies, in each case with in expected time-frames or at all, regulatory approvals may not be received on expected time frames or at all, the possibility that personnel changes/retention will not proceed as planned, the possibility that a change in the interest rate environment may reduce net interest margins, higher than anticipated operating expenses, the effectiveness of our risk management framework, asset/liability re-pricing risks and liquidity risks, the costs and effects of legal, compliance, and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, the results of regulatory examinations or reviews, changes in law or regulations, including but not limited to tax laws, general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected, and other risk factors described in documents filed by HTBK with the SEC. 2

Strategic Rationale: Strengthening Bay Area Presence UABK is a business bank with $336.4 million in assets as of September 30, 2017 UABK will add a physical presence to San Mateo County and improved access to San Francisco County Complementary business banking models built around strong deposit bases Growth opportunities from broader product offerings and higher lending limits The combination of both TRVB and UABK will add approximately $500 million in total assets Low execution risk Attractive pro forma profile with minimal TBV dilution Regulatory capital ratios remain strong 3 HTBK (11) UABK (3) TRVB (2)

Transaction Overview and Assumptions

Transaction Overview

Fixed Exchange Ratio	2.1644x or approximately 2.83 million HTBK shares to be issued to UABK[1]
Consideration Mix	100% stock
Transaction Value[1][2]	$33.87 per share or $44.2 million in aggregate to existing common shareholders and Series D and E convertible preferred. In addition, cash payment of Series A and B preferred.
Treatment of UABK Preferred Equity	Exchange $9.1 million of Series A and B preferred equity for cash in the merger Convert $3.2 million of Series D and E preferred equity into common equity
Pro Forma Ownership Excl. TRVB[3]	93.1% HTBK / 6.9% UABK
Pro Forma Ownership[4]	89.0% HTBK / 4.4% TRVB / 6.6% UABK
Due Diligence	Completed, including extensive loan and compliance review
Board Seats	No board seats given to UABK
Required Approvals	UABK shareholders and other customary approvals
Expected Closing	Q2 2018

Transaction Assumptions

Cost Savings	45% or approximately $3.7 million
Transaction Expenses	Approximately $7.5 million pre-tax
Fair Market Value Adjustments	Credit mark of approximately 2.55%; interest rate mark of approximately 0.39%; OREO mark of 100% or $927K
Core Deposit Intangible	1.68% of UABK's non-time deposits

(1) Based on 950,178 UABK common shares and the conversion of 255,556 shares of Series D Convertible Preferred, and 100,000 shares of Series E Convertible Preferred outstanding.
(2) Based on HTBK's stock price of $15.65 as of 1/9/2018.
(3) Based on 38,200,883 HTBK common shares outstanding as of 12/20/2017.
(4) Based on 38,200,883 HTBK common shares outstanding as of 12/20/2017, 1,910,167 HTBK common shares issued to TRVB, and 2,826,131 HTBK common shares issued to UABK.

HERITAGE COMMERCE CORP

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Pricing Multiples and Pro Forma Impact (1) Transaction Multiples(2) 2.06x (3) 1.48x (3) 4.3x 8.0x 22.3% 30.3% 12.8% 8.7% Transaction Metrics ~2.4% ~2.3% ~4.5% Accretive ~2.8 years ~1.1 years >15% >15% Estimated Pro Forma Capital Ratios at Closing ~8.1% ~7.6% ~7.7% ~14.2% ~13.7% ~13.5% (1) (2) (3) (4) As previously announced in our 12/20/2017 Investor Presentation. Based on HTBK’s stock price of $15.65 as of 1/9/2018. TBVPS and EPS are shown on an as-converted basis. Calculated as (Aggregate Purchase Price – Tangible Common Equity on an as-converted basis) / Core Deposits. 5 Total Capital Ratio TCE / TA Internal Rate of Return TBV Earnback Period 2019e EPS Accretion Core Deposit Premium(4) Market Premium Price / LTM Earnings per Share Price / Tangible Book Value per Share Combined

United American Bank Financial Overview

UNITED AMERICAN BANK
Member FDIC
Simply better banking

	Annual			Quarterly		
Balance Sheet ($000)	**2014 FY**	**2015 FY**	**2016 FY**	**03/17 Q**	**06/17 Q**	**09/17 Q**
Total Assets	265,250	284,473	306,357	308,712	312,147	336,416
Total Net Loans	177,175	205,177	211,298	210,214	215,919	224,963
Total Deposits	242,368	258,505	277,457	270,565	276,794	303,946
Total Equity	21,595	24,872	27,265	27,982	29,675	30,641
Profitability (%)						
Net Income ($000)	2,272	2,401	3,245	620	1,361	999
Annualized ROAA	0.87	0.82	1.06	0.81	1.79	1.24
Annualized ROAE	12.71	10.28	12.69	8.77	18.65	13.15
Annualized ROATCE	30.94	21.31	24.17	16.22	33.01	22.42
Net Interest Margin	3.07	3.08	3.22	3.57	3.31	3.27
Efficiency Ratio	102.7	90.4	85.3	72.0	61.3	78.8
Balance Sheet Ratios/ Capital (%)						
Loans / Deposits	75.8	81.4	77.5	79.7	79.2	75.0
TCE / TA	3.83	4.41	4.87	5.07	5.56	5.44
CET1 Ratio	5.63	5.90	6.93	7.37	7.75	7.80
Tier 1 Ratio	12.06	11.76	12.39	12.95	13.16	12.96
Total Risk-based Capital Ratio	13.34	13.03	13.65	14.22	14.42	14.21
Leverage Ratio	7.85	8.19	8.86	9.34	9.85	9.60
Asset Quality (%)						
NPAs / Assets	1.77	1.45	1.24	0.33	0.33	0.30
NPAs / Loans & REO	2.54	1.95	1.75	0.48	0.47	0.45
NCOs / Avg Loans	(0.78)	(0.09)	(0.16)	(3.21)	1.41	(1.03)
Loan Loss Reserves / Gross Loans	3.53	2.46	1.73	2.53	1.55	1.26
Per Share Information ($)						
Book Value per Share	11.29	13.93	16.59	17.38	19.26	20.34
Tangible Book Value per Share	11.29	13.93	16.59	17.38	19.26	20.34
Earnings Per Share	2.52	2.67	3.60	0.69	1.51	1.11

Source: SNL Financial. GAAP Financials.

HERITAGE COMMERCE CORP

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Pro Forma Loan & Deposit Composition Consumer & C&D Consumer & Other 8% Consumer & Other 7% C&D 5% Consumer & Other 16% C&D 5% C&D 6% Other 10% C&I 6% 2% Multif amily 3% Multif amily 4% C&I 12% Res. RE 17% Multif amily 13% Multif amily 2% C&I 29% Res. RE 11% NOO CRE 24% C&I 33% NOO CRE 26% OO CRE 14% NOO CRE 31% Res. RE 6% OO CRE 23% Res. RE 4% NOO CRE 38% OO CRE 23% OO CRE 22% Time <$100K 2% Time <$100K 2% Time <$100K 2% Time > $100K 29% Time <$100K 2% Time >$100K 8% Time Time >$100K 12% >$100K 6% MMDA & Sav. 45% MMDA & Sav. 49% MMDA & Sav. 48% DDA 19% DDA 36% DDA 38% MMDA & Sav. 45% DDA 27% NOW & Other 5% NOW & Other 6% NOW & Other 5% NOW & Other 14% Source: SNL Financial. Note: Data per regulatory filings as of 9/30/2017; Pro Forma excludes purchase accounting adjustments. 7 Total Deposits: $2.91 Billion Total Deposits: $303.9 Million Cost of Deposits: 0.29% Total Deposits: $126.6 Million Cost of Deposits: 0.40% Total Deposits: $2.48 Billion Cost of Deposits: 0.17% Deposit Mix Gross Loans: $1.92 Billion Gross Loans: $227.8 Million Yield on Loans: 4.27% Gross Loans: $124.1 Million Yield on Loans: 4.51% Gross Loans: $1.57 Billion Yield on Loans: 5.79% Loan Mix Pro Forma UABK TRVB HTBK

Contact Information Walter T. Kaczmarek President and Chief Executive Officer 408.494.4500 Keith A. Wilton Executive Vice President and Chief Operating Officer President of Heritage Bank of Commerce 408.494.4534 Lawrence D. McGovern Executive Vice President and Chief Financial Officer 408.494.4562 Debbie K. Reuter Executive Vice President, Chief Risk Officer & Corporate Secretary 408.494.4542 Corporate Headquarters 150 Almaden Boulevard San Jose, CA 95113 NASDAQ: HTBK 8